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                                                                     Exhibit 4.5

                           (FACE OF WARRANT)

      Rights
      Certificate No.:  _______________               No.of Rights:_____________
                                                      Cusip No. ________________

                  ALL RIGHTS WILL EXPIRE AT 12:00 NOON NEW YORK
                            TIME ON AUGUST 30, 2000.


                        WARRANT REPRESENTING THE RIGHT TO
                       PURCHASE AMERICAN DEPOSITARY SHARES

                                       OF

                                   PEARSON PLC




     Pursuant to the Rights Agency Agreement, dated _________, 2000, between Pearson plc and The Bank of New York, as ADS Subscription Agent (the "Agreement"), Pearson is offering to the holders of its American Depositary Shares (ADSs) (representing one Ordinary Share of the Company, 25 pence each), for every eleven ADSs owned by each such holder as of the close of business (New York City time) July 28, 2000, three rights ("ADS Rights"), each entitling the holder thereof to purchase one additional ADS (the "ADS Rights Offer"), at the dollar subscription price of $16.50 (currently equivalent to 110% of the Sterling Subscription Price of (pound)10 per share) which includes a 1.5% UK stamp duty reserve tax, which you must pay with your subscription, as described below (the "Dollar Subscription Price") until 12:00 noon (New York City time) on August 30, 2000 (the "Expiration Date"). No fractional ADS Rights will be issued.

               ONE ADS RIGHT AND THE DOLLAR SUBSCRIPTION PRICE OF
                 $16.50 ARE NEEDED TO SUBSCRIBE FOR EACH NEW ADS

                      THIS WARRANT IS TRANSFERABLE AND MAY
                      BE COMBINED OR DIVIDED AT THE OFFICE
                         OF THE ADS SUBSCRIPTION AGENT.

     This Warrant is subject to all of the terms, provisions and conditions for the ADS Rights Offer set forth in the Prospectus dated _________, 2000 (the "Prospectus") delivered concurrently herewith and of the Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Prospectus and Agreement reference is hereby made for a full description of the ADS Rights, limitations of rights, obligations, duties and immunities hereunder of the ADS Subscription Agent, the Company and the holder of the Warrant. Copies of the Agreement are on file at the office of the ADS Subscription Agent at 101 Barclay Street, 12th Floor, New York, New York 10286.

     The Bank of New York, as agent for Pearson, has agreed to arrange to convert U.S. dollars into pounds sterling and pay the appropriate subscription amounts in pounds sterling to the Company. Holders of ADSs are required to tender to The Bank of New York US$16.50 per ADS in order to make it likely that the ADS Subscription Agent will have sufficient funds to pay the Subscription Price plus the 1.5% UK stamp duty reserve tax in light of possible exchange rate fluctuations. The ADS Subscription Agent will make the conversion from U.S. dollars into pounds sterling at a commercially reasonable rate as soon as practicable after 12:00 noon (New York City time) on August 30, 2000. If US$16.50, when converted to pounds sterling on or about August 30, 2000, is less than the Sterling Subscription Price and the 1.5% UK stamp duty reserve tax, The Bank of New York will pay such shortfall to the Company on behalf of the subscriber, who will then be required promptly to pay such shortfall (including interest and expenses) to the ADS Subscription Agent. The ADS Subscription Agent will not send any New ADSs subscribed for by a holder prior to the receipt by the ADS Subscription Agent of such payment. If payment of the amount of any deficiency is not received from a subscriber by the ADS Subscription Agent by September 20, 2000, the ADS Subscription Agent may sell the new ADSs subscribed for by such subscriber at a public or private sale, at such place or places and upon such terms as it may deem proper, and the ADS Subscription Agent may allocate the net proceeds of such sales for the account of the subscriber upon an averaged or other practicable basis without regard to any distinctions among such subscribers because of exchange restrictions, or otherwise in an amount sufficient to cover such deficiency. In such event, the ADS Subscription Agent will then send the remaining new ADSs to such holder together with a check in the amount of the excess proceeds, if any, from such sale; PROVIDED THAT, if the amount of such excess proceeds realized upon the sale of such holder's new ADSs is less than $5.00, such excess proceeds will not be distributed but will be aggregated and remitted to the Company and retained for its benefit. Subject to the preceding sentence, any excess will be refunded promptly without interest.

     In order to subscribe for the ADSs provided above, the appropriate form on the reverse side of this Warrant must be completed and signed. Please read the instructions contained in the Letter of Transmittal accompanying this Warrant before completing any form.

     This Warrant and ADS Rights represented hereby will become void immediately at the expiration date, unless properly tendered for exercise on or prior to such time; however, you may receive proceeds from the sale of the new Ordinary Shares attributable to your unexercised ADS Rights, as described in the Prospectus under "The US Rights Offering - Unexercised ADS Rights." As soon as practicable after October 2, 2000, the depositary for the ADS will distribute ADRs to subscribers who have properly exercised ADS Rights.

     This Warrant is only evidence of the existence of ADS Rights and does not grant any rights or impose any obligations not granted or imposed pursuant to the express terms of the Agreement.

                  This Warrant will not be valid or obligatory for any purpose until it has been countersigned by the ADS Subscription Agent.


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           Name(s) and Address(es) of Registered Holders of ADS Rights

                              (label to be affixed)

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     WITNESS the facsimile signatures of the proper authorized signatories of
Pearson and the ADS Subscription Agent.

                                   PEARSON plc



                                    By:___________________________
                                          Authorized Signatory


                                    THE BANK OF NEW YORK,
                                    as ADS Subscription Agent



                                    By:___________________________
                                          Authorized Signatory
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                              (REVERSE OF WARRANT)

                  READ INSTRUCTIONS CONTAINED IN THE LETTER OF
              TRANSMITTAL AND INSTRUCTIONS BOOKLET AND ACCOMPANYING
                         THIS WARRANT BEFORE COMPLETING

                        RETURN TO ADS SUBSCRIPTION AGENT

     YOUR EXERCISE OF ADS RIGHT IS IRREVOCABLE AND MAY NOT BE CANCELLED OR MODIFIED.

--------------------------------------------------
     PLEASE FILL IN APPROPRIATE INFORMATION
--------------------------------------------------
No. of                Amount           |_| Sell
ADSs                  Paid             excess
Subscribed                             ADS
for                                    Rights
                                    and send
                                    check for
                                    amount of
                                    proceeds
                                      less
                                      fees.
--------------------------------------------------

    ADSs              $
--------------------------------------------------
ADS Rights                  Warrant Number
--------------------------------------------------

Expiration Date:   One ADS Right
August 30, 2000    required to
Pearson plc        subscribe for
                   each ADS

FORM 1 - TO SUBSCRIBE: I hereby irrevocably subscribe for the number of New ADSs indicated above, pursuant to the Prospectus, dated August __, 2000, receipt of which is acknowledged.

Signature of Purchaser _______________________________________
Telephone Number (include area code)___________________________

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(Print full address)
ADDRESS FOR DELIVERY OF AMERICAN DEPOSITARY RECEIPTS EVIDENCING AMERICAN DEPOSITARY SHARES IF OTHER THAN AS SHOWN HEREON:

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FORM 2- TO SELL ADS RIGHTS THROUGH AGENT: As my Agent, you are authorized to sell the ADS Rights represented by this Warrant and remit the net proceeds to me. Under the penalty of perjury, I certify that the Taxpayer Identification Number provided in the box is true, correct and complete.

Signature:____________________________________________


FORM 3- TO SELL ADS RIGHTS THROUGH HOLDER'S COMMERCIAL BANK OR BROKER OR TO TRANSFER WARRANT: For value received, the ADS Rights represented by this Warrant are assigned to:

-----------------------------------------------------
         (Print full name of assignee)

-----------------------------------------------------
            (Print full address)

Signature_____________________________________________
     (Signature must correspond with name as shown hereon)


Signature guaranteed by______________________________


                          SUBSTITUTE FORM W-9
--------------------------------------------------------------------------------
PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER
OR TAXPAYER IDENTIFICATION NUMBER IN THE
BOX AT RIGHT AND CERTIFY BY SIGNING AND
DATING BELOW.  ALSO INDICATE "EXEMPT" IF AN
EXEMPT RECIPIENT.
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W-9 CERTIFICATION - Under penalty of perjury, I certify that (i) the Social
Security Number or Taxpayer Identification Number is current and (ii) I am NOT (delete "NOT" if inapplicable) subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of the failure to report all interest or dividends, or because the IRS has notified me that I am no longer subject to backup withholding.

SIGNATURE:                                                        DATE:
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Note: Failure to complete and return the information will result in backup withholding of payments due to you. See the accompanying instructions for further information.

THIS WARRANT MAY BE USED TO PURCHASE NEW ADSs OR MAY BE ASSIGNED OR SOLD. FULL INSTRUCTIONS APPEAR IN THE LETTER ACCOMPANYING THIS
WARRANT.  FOR PRICE PER ADS - SEE PROSPECTUS DELIVERED HEREWITH.